Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of PSQ Holdings, Inc. (the “Company”) on Form S-3 of our report dated March 13, 2025, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Melville, NY

May 9, 2025

An Independent Member of Urbach Hacker Young International